UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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PLURALSIGHT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pluralsight Employee FAQ

1.	What was announced?

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We announced that we entered into a definitive agreement to be acquired by Vista Equity Partners, a leading global investment firm focused on enterprise software, data and technology-enabled businesses.

•	Under the terms of the agreement, Vista will acquire all outstanding shares of Pluralsight common stock for approximately $3.5 billion or $20.26 per share in cash.

•	This agreement will allow us to build upon what we’ve created together in the years ahead.

•	Through this partnership with Vista, Pluralsight will be positioned to move faster and be more agile, accelerate our strategic vision and further strengthen our leading market position.

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Vista’s team of investors, operators, technologists and entrepreneurs understand the unique challenges and opportunities of enterprise software companies like no other investor and we look forward to partnering with them to accelerate our strategic vision.

2.	Why now? How does this benefit Pluralsight?

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Amid a year of challenge and change, our products, our brand and our outstanding team attracted the interest of a highly respected, technology-focused investment firm that has conviction in our strategic vision. Aaron and our Board carefully reviewed the opportunities available to our company, including continuing as a standalone public company.

•	We want to be sure that we are best positioned to continue to grow and innovate and, of course, our Board and executive leadership team must consider our responsibilities to shareholders.

•	Ultimately, we determined that this transaction with Vista is the best path forward.

•	As a private company supported by Vista, Pluralsight will be positioned to move faster and be more agile, accelerate our strategic vision and further strengthen our leading market position.

3.	Who is Vista? Why are they a good partner?

•	Vista is a global investment firm focused exclusively on enterprise software, data and technology-enabled businesses with a proven track record of helping management teams drive profitable growth.

•	They have pioneered an investment and operating model for market-leading SaaS companies with substantial untapped opportunity ahead of them.

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The global Vista ecosystem - over 65 software companies with more than 70,000 employees, serving over 200 million users - provides significant resources and institutional knowledge that will open doors and help fuel our growth.

•	As a private company supported by Vista, Pluralsight will be positioned to move faster and be more agile, accelerate our strategic vision and further strengthen our leading market position.

•	Importantly, we know Vista and they know us. They and many of their portfolio companies are Flow and Skills customers.

•	We look forward to leveraging their expertise to further improve our operations and performance and deliver deeper, more powerful solutions that help companies adapt and thrive in the digital age.

4.	When does the transaction close and what can we expect between now and then?

•	We expect to complete the transaction in the first half of 2021, subject to customary closing conditions, including approval by Pluralsight shareholders and receipt of regulatory approvals.

•	Until the close, we will continue to operate as usual.

•	Right now, our top priority is closing out Q4 strong.

•	Please remain focused on your responsibilities and supporting our customers, partners, authors and instructors as you always have.

5.	What are the terms of the transaction?

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Under the terms of the transaction, which was unanimously approved and recommended by the Pluralsight Board of Directors, Vista will acquire Pluralsight for approximately $3.5 billion, or $20.26 per share in cash.

•	The purchase price represents a premium of approximately 25% to the company’s volume weighted average closing stock price for the 30 trading days prior to today’s announcement.

6.	Will our strategy change?

•	Vista and our executive leadership team are committed to our business and product strategy.

•	One of the great benefits of the transaction is that, by partnering with Vista, we will be able to accelerate the execution of our strategy.

•	We look forward to leveraging their expertise to further improve our strategy in the future.

7.	What does this mean for me and my role?

•	For the vast majority of the company, your role and responsibilities will remain the same post-close.

•	We are at the very beginning of our relationship with Vista, and we know that they are excited about our potential growth and future.

8.	What happens to my vested and unvested equity awards?

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Vested equity awards will be paid out in cash in connection with the closing of the transaction, with the cash amount per share equal to $20.26 (and, in the case of options, reduced by the per share exercise price). All payments will be subject to tax withholding.

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Unvested equity will be paid out in cash as and when the underlying award vests (subject to continued service with Pluralsight on the vesting date), with the cash amount per share equal to $20.26 (and, in the case of options, reduced by the per share exercise price). All payments will be subject to tax withholding.

9.	How does this impact the ESPP?

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The current, ongoing offering period will continue until the earlier of (1) the next scheduled exercise date, which is expected to occur on June 1, 2021; and (2) a date no later than one business day before the closing of the transaction. On this final exercise date, shares will be purchased on the exercise date and issued to participants based on the terms of the ESPP, including selling a portion of the shares to cover applicable tax withholding. After shares are purchased, all offering periods will terminate. Shares issued to you pursuant to your purchases under the ESPP will become entitled to receive $20.26 per share at the closing. In addition:

•	No new offering periods will begin under the ESPP and no new participants will be permitted to join the ESPP who are not already participants in the ongoing offering period.

•	No new increases in payroll contribution rates can be made to the ESPP.

•	The ESPP will be terminated immediately prior to closing.

•	Any of your accrued payroll deductions that are not used to purchase shares on the final exercise date will be returned to you.

10.	Are we still paying bonuses next quarter if we meet our financial goals?

•	If we meet our financial goals, yes, we expect to pay 2020 bonuses in Q1, as usual.

•	The 2020 bonus pool will be funded based on our full year performance (relative to our revised COVID targets).

•	Let’s go perform these last two weeks!

11.	What happens to the equity in my 401k?

•	If you have Pluralsight equity in your 401k, those shares will be paid in cash just like any other Pluralsight shares.

•	We are moving away from equity matching and back to cash matching beginning January 1, 2021.

12.	Will we have an annual equity refresh in 2021?

•	Yes, but it may look different than our current program. We will provide updates as decisions are made.

13.	Will we have Market and Merit and Promotions in 2021?

•	We are currently working through finalizing the 2021 budget, but most likely yes.

14.	What does this mean for hiring?

•	We will continue to hire for critical positions.

15.	Who will lead Pluralsight following the close of the transaction?

•	Aaron will continue to lead the company as CEO after close.

16.	Where will we be headquartered?

•	Our headquarters will remain in Draper.

17.	How will this impact customers and partners?

•	Customers should experience minimal, if any, changes as a result of this transaction.

•	In fact, one of the great benefits of this transaction is that, by partnering with Vista, we will be positioned to deliver more value to customers faster.

18.	Are any customers’ or partners’ contacts or contracts changing?

•	No, there is no change to any partners’ or customers’ contacts or contracts.

19.	What should we tell our customers?

•	All communications with customers will be handled by relationship owners.

•	Relationship owners will be telling our customers that they remain our top priority, and we will continue to support them as we always have.

•	Customers should experience minimal, if any, changes as a result of this transaction.

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By partnering with Vista, we will be positioned to move faster and be more agile, accelerate our strategic vision and, ultimately, deliver deeper, more powerful solutions that help companies adapt and thrive in the digital age.

20.	Will this impact our relationships with authors and instructors?

•	We expect authors and instructors to have more opportunities to earn more as we accelerate our product roadmap and scale revenue.

21.	Where do I go with follow up questions?

•	Please reach out to your manager with any additional questions.

•	We will continue to share updates over the coming weeks and months.

Additional Information and Where to Find It

Pluralsight, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of Pluralsight (the “Transaction”). Pluralsight plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Aaron Skonnard, Gary Crittenden, Scott Dorsey, Arne Duncan, Ryan Hinkle, Leah Johnson, Timothy Maudlin, Frederick Onion, Bradley Rencher, Bonita Stewart and Karenann Terrell, all of whom are members of Pluralsight’s Board of Directors, and James Budge, Pluralsight’s Chief Financial Officer, are participants in Pluralsight’s solicitation. Other than Messrs. Skonnard and Onion, none of such participants owns in excess of one percent of the voting power of Pluralsight’s common stock. Mr. Skonnard may be deemed to own approximately 53.6 percent of the voting power of Pluralsight’s capital stock, and Mr. Onion may be deemed to own approximately 4.2 percent of the voting power of Pluralsight’s capital stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Pluralsight’s definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), which was filed with the SEC on March 18, 2020. To the extent that holdings of Pluralsight’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Pluralsight will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PLURALSIGHT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Pluralsight’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction will also be available, free of charge, at Pluralsight’s website (http://investors.pluralsight.com) or by writing to Pluralsight, Inc., Attention: Investor Relations, 42 Future Way, Draper, Utah 84020. In addition, copies of these materials may be requested, free of charge, from Pluralsight’s proxy solicitor by writing to Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, or calling toll-free to 877-750-0625.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners, including the expected timing of the closing of the transaction; considerations taken into account by our Board of Directors in approving the Transaction; and expectations for Pluralsight following the closing of the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.